Exhibit 10.3

Exhibit A

FIRST AMENDMENT

TO THE

MATTERSIGHT CORPORATION 1999 STOCK INCENTIVE PLAN

(As Amended and Restated as of May 15, 2008)

WHEREAS, Mattersight Corporation (the “Company”) has established and maintains the eLoyalty Corporation 1999 Stock Incentive Plan, as Amended and Restated as of May 15, 2008 (the “Plan”);

WHEREAS, the Company now considers it necessary and desirable to amend the Plan, among other things, to alter the automatic stock option grant procedures with respect to non-employee directors of the Company;

NOW, THEREFORE, pursuant to the power of amendment contained in Section 6.6 of the Plan, the Plan, be and hereby is amended, effective January 1, 2013, in the following particulars:

1.

By renaming the Plan as the “Mattersight Corporation Stock Incentive Plan” and by deleting the reference in Section 1.1 of the Plan to “eLoyalty Corporation” and inserting “Mattersight Corporation” in lieu thereof.

2.	By adding the phrase “(or such other amount later approved by resolution of the Board)” after the number “50,000” where such number appears in the first sentence of Section 5.2(a) thereof.

3.

By replacing the number “5,000” with the phrase “10,000 (or such other amount later approved by resolution of the Board)” in both places where such number appears in the first sentence of Section 5.2(b) thereof.

4.	Except as set forth above, the Plan and its terms shall continue in full force and effect.

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